Exhibit 10.1

AMENDMENT NO. 1 TO

TERM SHEET, DATED AS OF NOVEMBER 11, 2022, BY AND AMONG
MEDTECH ACQUISITION CORPORATION, TRISALUS LIFE SCIENCES, INC.
AND MAGNETAR CAPITAL LLC

This AMENDMENT NO. 1 TO TERM SHEET, dated as of March 4, 2023 (this “Amendment”), is hereby adopted, executed and agreed to by MedTech Acquisition Corporation (the “Issuer”), TriSalus Life Sciences, Inc. (the “Target”) and Magnetar Capital LLC, on behalf of one or more affiliates (the “Purchaser”, and together with the Issuer and the Target, the “Parties”).

WITNESSETH:

WHEREAS, the Parties entered into a term sheet on November 11, 2022 (the “Term Sheet”) setting out and summarizing the principal terms of a proposed financing of the Issuer; and

WHEREAS, the Parties are continuing negotiations and wish to adjust certain terms of the proposed financing, and to make the following amendments to the Term Sheet.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1.         Terms Defined in the Term Sheet. Terms defined in the Term Sheet and used in this Amendment have the meanings given to them in the Term Sheet, unless otherwise expressly defined in this Amendment.

Section 2.         Amendments to the Term Sheet. The Parties hereby agree that any and all references to “$300,000” in the “Expenses” section of the Term Sheet shall be deleted and replaced with “$600,000”.

Section 3.         Governing Law. This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles.

Section 4.         Counterparts; Electronic Delivery. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Amendment delivered by email, facsimile or other electronic means (including, without limitation, electronic signatures via DocuSign) shall be deemed to have the same legal effect as delivery of an original signed counterpart hereof.

Section 5.         No Other Modifications. Except as expressly provided for in this Amendment, the terms and conditions of the Term Sheet shall continue unchanged and shall remain in full force and effect. All references to the Term Sheet and any related documents, instruments and agreements shall hereafter refer to the Term Sheet, as amended hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Term Sheet with effect from the date first written above.

MedTech Acquisition Corporation

By:	/s/ David Matlin
Name: David Matlin
Title: Chief Financial Officer

TriSalus Life Sciences, Inc.

By:	/s/ Mary Szela
Name: Mary Szela
Title: Chief Executive Officer

Magnetar Capital LLC

By:	/s/ Karl Wachter
Name: Karl Wachter
Title: General Counsel

[Signature Page to Amendment No. 1 to Term Sheet]